SECOND ADDENDUM TO
                   AMENDED REGISTRATION RIGHTS AGREEMENT



     This Second Addendum ("Second Addendum") to the Amended
Registration Rights Agreement dated June 24, 1994 ("Registration
Rights Agreement") is effective as of September 2, 1994.

                                 RECITALS

     A. The Company is issuing 431,965 shares of its Class A Common Stock and three unsecured convertible promissory notes (the "Notes") which are convertible into shares of Class A Common Stock (or shares of such other class of stock into which the Class A Common Stock is converted) to American Home Products Corporation ("Investor") pursuant to a certain Stock and Note Purchase Agreement of even date herewith (the "Purchase Agreement").

     B. This Second Addendum serves to formally include Investor as a party to the Registration Rights Agreement and to include the 431,965 shares of Class A Common Stock and the shares of Class A Common Stock (or shares of such other class of stock into which the Class A Common Stock is converted) issuable upon conversion of the Notes within the definition of "Registrable Securities" under the Registration Rights Agreement and to modify Schedule A to the Registration Rights Agreement to include such shares, all pursuant to Section 2.6(a) of the Registration Rights Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in the Purchase Agreement and the Registration Rights Agreement, the parties agree as follows:

     1.   Section 1.1, paragraph (f) of the Registration Rights
Agreement is hereby restated in its entirety as follows:

          "(f) The term "Registrable Securities" means (i) the 1,939,435 shares of Class A Common Stock and 5,818,362 shares of Class B Common Stock (or that number of shares of such other class of stock into which the Class A Common Stock and Class B Common Stock are converted) issued upon conversion of the Company's Preferred Stock to the holders thereof and in the amounts set forth on Schedule A attached hereto,
     (ii) the Common Stock issuable or issued upon exercise of those warrants issued to certain Existing Investors and pursuant to which such Existing Investors were previously granted registration rights by the Company
     (iii) the 429,553 shares of Class A Common Stock (or that number of shares of such other class of stock into which the Class A Common Stock is converted) issued to Abbott Laboratories pursuant to a Stock Purchase Agreement dated July 6, 1994 which shares are reflected on Schedule A attached to the First Addendum to this Agreement, (iv) the 431,965 shares of Class A Common Stock (or that number of shares of such other class of stock into which the Class A Common Stock is converted) issued to American Home Products Corporation pursuant to a Stock and Note Purchase Agreement dated
     September 2, 1994 (the "Stock and Note Purchase Agreement") which shares are reflected on Schedule A attached to the Second Addendum to this Agreement, and the shares of Class A Common Stock (or the shares of such other class of stock into which the Class A Common Stock is converted) issuable upon conversion of those certain Unsecured Convertible Promissory Notes issued to American Home Products Corporation pursuant to the Stock and Note Purchase Agreement (and upon such conversion of the Notes, Schedule A shall be updated to include such shares) and (v) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii), (iii) and (iv) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned."

     2. Investor shall be included within the definition of "Restricted Investors" under Section 1.13 of the Registration
Rights Agreement and shall be subject to the restrictions of the Restricted Investors contained in such Section 1.13.

     3. Schedule A of the Registration Rights Agreement is hereby restated in its entirety as attached to this Second
Addendum.

     4. This Second Addendum shall serve as a counterpart signature page to the Registration Rights Agreement, and by executing this Second Addendum Investor hereby becomes a party to the Registration Rights Agreement.

     5. This Second Addendum shall be binding upon the Company, Investor and each holder of Registrable Securities and each future holder of Registrable Securities pursuant to Section
2.6(a) of the Registration Rights Agreement.


     IN WITNESS WHEREOF, the parties have executed this Second
Addendum as of the date first above written.


INVESTOR:                          THE COMPANY:

AMERICAN HOME PRODUCTS             LIGAND PHARMACEUTICALS
CORPORATION                        INCORPORATED


By:/s/ John R. Considine           By:  /s/ William L. Respess
Title: Vice President-Finance      Title:Senior Vice President
                                        and General Counsel





































                   [SIGNATURE PAGE TO SECOND ADDENDUM TO
                  AMENDED REGISTRATION RIGHTS AGREEMENT]